EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Getzville, NY  14068

Immediate Release
Columbus McKinnon Completes
Acquisition of STAHL CraneSystems

•	Acquisition creates second largest global hoist manufacturer and strengthens leading position in providing lifting solutions to customers

•	Expect earnings accretion of $0.34 per share in fiscal 2018 and $0.51 per share in fiscal 2019 from cost synergies (before purchasing accounting adjustments and charges)

•	Previously announced $50 million sale of common stock and debt financing closed in conjunction with the acquisition

AMHERST, NY, January 31, 2017 - Columbus McKinnon Corporation (NASDAQ: CMCO), (“Company”) a leading designer, manufacturer and marketer of material handling products, technologies and services, announced today that it has completed its acquisition of STAHL CraneSystems (“STAHL”). In connection with the closing of the acquisition, the $50 million sale of common stock, announced on December 19, 2016, closed on January 30, 2017. Concurrent with the closing of the acquisition, the Company’s previously announced debt financing has also been completed.
Timothy T. Tevens, President and CEO of Columbus McKinnon, commented, “STAHL brings a well-established brand, an excellent reputation for quality and strong customer relationships. Combined with our Magnetek acquisition, we have measurably expanded our value proposition for our customers. There are several opportunities to create a stronger combined business including expanding the scale and scope of the STAHL product platforms into emerging markets using our established global sales force, and the sharing of intelligence and engineering know-how among our businesses, including smart hoist technology. We believe we have laid the foundation for years of success through global collaboration to generate long-term value for our customers, employees and investors.”
STAHL Acquisition
Columbus McKinnon has acquired all of the issued and outstanding capital stock of the STAHL CraneSystems business (“STAHL”), including STAHL CraneSystems GmbH and nine STAHL affiliates for an all-cash purchase price of €224 million (~$240 million) net of cash and debt acquired from Konecranes Plc. The purchase price was further reduced by €1.2 million (~$1.3 million) for a working capital adjustment net of interest accrued from the effective date of the acquisition through closing.
Columbus McKinnon expects the cost synergies before purchase accounting and charges to contribute $0.34 per share of earnings accretion during fiscal 2018 and $0.51 per share during fiscal 2019. Fiscal 2018 cost synergies are expected to be $5 million increasing to a total of $11 million during fiscal 2019. The Company anticipates one-time transaction related costs in fiscal 2017 between $8.0 million and $9.0 million. In fiscal 2018, there will be one-time integration costs of approximately €6 million (~$6 million).

Debt Financing
In conjunction with the closing of the acquisition, the Company completed its previously announced debt financing. The new debt, has been used to fund the Company’s acquisition of STAHL, including certain fees and expenses incurred in connection with the transaction, and to repay the outstanding balances on the Company’s current revolving credit facility and term loan. The first lien term loan is in the amount of
$445 million at a rate of LIBOR plus 3.0%. The Company also secured a $100 million revolving credit facility.
Sale of Common Equity
Columbus McKinnon closed its sale of 2,273,000 shares of unregistered common stock at a price of $22 per share. After underwriting discounts, commissions and offering expenses, net proceeds were approximately
$47.2 million and were used to fund a portion of the STAHL acquisition. Following the closing of the offering, Columbus McKinnon has approximately 22.5 million shares of common stock outstanding.
The securities offered in this private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors no later than the earlier of the 90th day after the closing of the offering or 10 days following the Company’s filing of all acquisition-related financial statements of the STAHL business required by SEC rules or regulations.
Other Information
This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, technologies, systems and services, which efficiently and ergonomically move, lift, position and secure materials and people. Key products include hoists, cranes, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the ability to complete the STAHL acquisition or delays in its completion, increased exposure to markets and geographies in which STAHL is more concentrated than the Company’s existing business, such as the oil and gas industry and Europe, risks related to integration, such as disruptions in customer or vendor relationships or lost business, risks related to employee relations or risks related to diligence, such as contingent liabilities of STAHL that are unknown to the Company or turn out to be greater than the Company expects, risks related to doing business outside the United States, including varying legal protections, rights and obligations, and risks related to global legal compliance, risks related to increased debt expected to be incurred to finance the acquisition, including the Company’s ability to service and repay such debt and the possibility that debt service could reduce the Company’s ability to take advantage of opportunities that would benefit the Company’s business, risks related to the Company’s ability to achieve synergies in the time frame and magnitudes that the Company expects, the lack of audited financial statements relating to STAHL or pro forma financial information prepared in accordance with SEC rules, and the possibility that the audit process could result in financial information that investors consider adverse, which could affect the trading price of the Company’s common stock, general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the effect of operating leverage, the pace of bookings relative to shipments, the ability to expand into new markets and geographic regions, the success in acquiring additional new business and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

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